THE RBB FUND, INC.

ARTICLES SUPPLEMENTARY

THE RBB FUND, INC., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: In accordance with the requirements of Section 2-208 of the Maryland General Corporation Law, and under a power contained in the charter of the Corporation (the “Charter”), the Board of Directors of the Corporation (the “Board of Directors”) adopted resolutions classifying an aggregate of 1,000,000,000 authorized but unclassified and unissued shares of common stock, par value $.001 per share (the “Common Stock”), of the Corporation as follows:

1.	Class SSSSSSS. 100,000,000 shares of authorized but unclassified and unissued shares of Common Stock (the “Undesignated Common Stock”) are hereby classified and designated as Class SSSSSSS shares of Common Stock representing interests in the US Treasury 30 Year Bond ETF.

2.	Class TTTTTTT. 100,000,000 shares of Undesignated Common Stock are hereby classified and designated as Class TTTTTTT shares of Common Stock representing interests in the US Treasury 20 Year Bond ETF.

3.	Class UUUUUUU 100,000,000 shares of Undesignated Common Stock are hereby classified and designated as Class UUUUUUU shares of Common Stock representing interests in the US Treasury 10 Year Note ETF.

4.	Class VVVVVVV. 100,000,000 shares of Undesignated Common Stock are hereby classified and designated as Class VVVVVVV shares of Common Stock representing interests in the US Treasury 7 Year Note ETF.

5.	Class WWWWWWW. 100,000,000 shares of Undesignated Common Stock are hereby classified and designated as Class WWWWWWW shares of Common Stock representing interests in the US Treasury 5 Year Note ETF.

6.	Class XXXXXXX. 100,000,000 shares of Undesignated Common Stock are hereby classified and designated as Class XXXXXXX shares of Common Stock representing interests in the US Treasury 3 Year Note ETF.

7.	Class YYYYYYY. 100,000,000 shares of Undesignated Common Stock are hereby classified and designated as Class YYYYYYY shares of Common Stock representing interests in the US Treasury 2 Year Note ETF.

8.	Class ZZZZZZZ. 100,000,000 shares of Undesignated Common Stock are hereby classified and designated as Class ZZZZZZZ shares of Common Stock representing interests in the US Treasury 12 Month Bill ETF.

9.	Class AAAAAAAA. 100,000,000 shares of Undesignated Common Stock are hereby classified and designated as Class AAAAAAAA shares of Common Stock representing interests in the US Treasury 6 Month Bill ETF.

10.	Class BBBBBBBB. 100,000,000 shares of Undesignated Common Stock are hereby classified and designated as Class BBBBBBBB shares of Common Stock representing interests in the US Treasury 3 Month Bill ETF.

SECOND: A description of the shares so classified with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption as set or changed by the Board of Directors is as set forth in Article VI, Section (6) of the Corporation’s Articles of Incorporation and as set forth elsewhere in the Charter with respect to stock of the Corporation generally, and as follows:

1. To the full extent permitted by applicable law, the Corporation may, without the vote of the shares of any class of capital stock of the Corporation then outstanding and if so determined by the Board of Directors:

(A)(1) sell and convey the assets belonging to Class SSSSSSS, Class TTTTTTT, Class UUUUUUU, Class VVVVVVV, Class WWWWWWW, Class XXXXXXX, Class YYYYYYY, Class ZZZZZZZ, Class AAAAAAAA, and Class BBBBBBBB (each a “Class”) to another trust or corporation that is a management investment company (as defined in the Investment Company Act of 1940, as amended) and is organized under the laws of any state of the United States for consideration, which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, belonging to such Class and which may include securities issued by such trust or corporation. Following such sale and conveyance, and after making provision for the payment of any liabilities belonging to such Class that are not assumed by the purchaser of the assets belonging to such Class, the Corporation may, at its option, redeem all outstanding shares of such Class at the net asset value thereof as determined by the Board of Directors in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors. Notwithstanding any other provision of the Charter to the contrary, the redemption price may be paid in any combination of cash or other assets belonging to such Class, including but not limited to the distribution of the securities or other consideration received by the Corporation for the assets belonging to such Class upon such conditions as the Board of Directors deems, in its sole discretion, to be appropriate and consistent with applicable law and the Charter;

(2) sell and convert the assets belonging to a Class into money and, after making provision for the payment of all obligations, taxes and other liabilities, accrued or contingent, belonging to such Class, the Corporation may, at its option, redeem all outstanding shares of such Class at the net asset value thereof as determined by the Board of Directors in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors upon such conditions as the Board of Directors deems, in its sole discretion, to be appropriate and consistent with applicable law and the Charter; or

(3) combine the assets belonging to a Class with the assets belonging to any one or more other classes of capital stock of the Corporation if the Board of Directors reasonably determines that such combination will not have a material adverse effect on the stockholders of any class of capital stock of the Corporation participating in such combination. In connection with any such combination of assets, the shares of each Class then outstanding may, if so determined by the Board of Directors, be converted into shares of any other class or classes of capital stock of the Corporation with respect to which conversion is permitted by applicable law, or may be redeemed, at the option of the Corporation, at the net asset value thereof as determined by the Board of Directors in accordance with the provisions of applicable law, less such redemption fee or other charge, or conversion cost, if any, as may be fixed by resolution of the Board of Directors upon such conditions as the Board of Directors deems, in its sole discretion, to be appropriate and consistent with applicable law and the Charter. Notwithstanding any other provision of these Articles Supplementary or the Charter to the contrary, any redemption price, or part thereof, paid pursuant to this section may be paid in shares of any other existing or future class or classes of capital stock of the Corporation;

(B) provide that all shares of a Class now or hereafter authorized shall be subject to redemption and redeemable at the option of the holder thereof in accordance with and pursuant to procedures or methods prescribed or approved by the Board of Directors and, if so determined by the Board of Directors, shall be redeemable only in aggregations of such number of shares and on such days as may be determined by, or determined pursuant to procedures or methods prescribed by or approved by, the Board of Directors from time to time; and

(C) without limiting the foregoing, at its option, redeem shares of a Class for any other reason if the Board of Directors has determined that it is in the best interest of the Corporation to do so. Any such redemption shall be at the net asset value of such shares of such Class being redeemed less such redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors and shall be made and effective upon such terms and in accordance with procedures approved by the Board of Directors at such time.

2. The shares of Class SSSSSSS, Class TTTTTTT, Class UUUUUUU, Class VVVVVVV, Class WWWWWWW, Class XXXXXXX, Class YYYYYYY, Class ZZZZZZZ, Class AAAAAAAA, and Class BBBBBBBB Common Stock will be issued without stock certificates.

THIRD: The shares aforesaid have been duly classified by the Board of Directors under the authority contained in the Charter. The aggregate number of authorized shares of stock of the Corporation is not changed by these Articles Supplementary.

FOURTH: Immediately after the classification of shares of Undesignated Common Stock as shares of Class SSSSSSS, Class TTTTTTT, Class UUUUUUU, Class VVVVVVV, Class WWWWWWW, Class XXXXXXX, Class YYYYYYY, Class ZZZZZZZ, Class AAAAAAAA, and Class BBBBBBBB Common Stock:

(a)       the Corporation has the authority to issue 100,000,000,000 shares of its Common Stock, par value $.001 per share, and the aggregate par value of all the shares of all classes is $100,000,000; and

(b)       the number of authorized shares of each class of Common Stock is as follows:

Class A	-	100,000,000
Class B	-	100,000,000
Class C	-	100,000,000
Class D	-	100,000,000
Class E	-	500,000,000
Class F	-	500,000,000
Class G	-	500,000,000
Class H	-	500,000,000
Class I	-	1,500,000,000
Class J	-	500,000,000
Class K	-	500,000,000
Class L	-	1,500,000,000
Class M	-	500,000,000
Class N	-	500,000,000
Class O	-	500,000,000
Class P	-	100,000,000
Class Q	-	100,000,000
Class R	-	500,000,000
Class S	-	500,000,000
Class T	-	500,000,000
Class U	-	500,000,000
Class V	-	500,000,000
Class W	-	100,000,000
Class X	-	50,000,000
Class Y	-	50,000,000
Class Z	-	50,000,000

Class AA	-	50,000,000
Class BB	-	50,000,000
Class CC	-	50,000,000
Class DD	-	100,000,000

Class EE	-	100,000,000
Class FF	-	50,000,000
Class GG	-	50,000,000
Class HH	-	50,000,000
Class II	-	100,000,000
Class JJ	-	100,000,000
Class KK	-	100,000,000
Class LL	-	100,000,000
Class MM	-	100,000,000
Class NN	-	100,000,000
Class OO	-	100,000,000
Class PP	-	100,000,000
Class QQ	-	100,000,000
Class RR	-	100,000,000
Class SS	-	100,000,000
Class TT	-	100,000,000
Class UU	-	100,000,000
Class VV	-	100,000,000
Class WW	-	100,000,000
Class YY	-	100,000,000
Class ZZ	-	100,000,000

Class AAA	-	100,000,000
Class BBB	-	100,000,000
Class CCC	-	100,000,000
Class DDD	-	100,000,000
Class EEE	-	100,000,000
Class FFF	-	100,000,000
Class GGG	-	100,000,000
Class HHH	-	100,000,000
Class III	-	100,000,000
Class JJJ	-	100,000,000
Class KKK	-	100,000,000
Class LLL	-	100,000,000
Class MMM	-	100,000,000
Class NNN	-	100,000,000
Class OOO	-	100,000,000
Class PPP	-	100,000,000
Class QQQ	-	2,500,000,000
Class RRR	-	2,500,000,000
Class SSS	-	100,000,000
Class TTT	-	50,000,000
Class UUU	-	50,000,000
Class VVV	-	50,000,000
Class WWW	-	50,000,000
Class XXX	-	100,000,000
Class YYY	-	100,000,000
Class ZZZ	-	100,000,000

Class AAAA	-	50,000,000,000
Class BBBB	-	700,000,000
Class CCCC	-	700,000,000
Class DDDD	-	700,000,000
Class EEEE	-	100,000,000
Class FFFF	-	100,000,000
Class GGGG	-	100,000,000
Class HHHH	-	100,000,000
Class IIII	-	100,000,000
Class JJJJ	-	100,000,000
Class KKKK	-	100,000,000
Class LLLL	-	100,000,000
Class MMMM	-	100,000,000
Class NNNN	-	100,000,000
Class OOOO	-	100,000,000
Class PPPP	-	100,000,000
Class QQQQ	-	100,000,000
Class RRRR	-	100,000,000
Class SSSS	-	100,000,000
Class TTTT	-	100,000,000
Class UUUU	-	100,000,000
Class VVVV	-	100,000,000
Class WWWW	-	100,000,000
Class XXXX	-	100,000,000
Class YYYY	-	100,000,000
Class ZZZZ	-	100,000,000

Class AAAAA	-	100,000,000
Class BBBBB	-	750,000,000
Class CCCCC	-	100,000,000
Class DDDDD	-	100,000,000
Class EEEEE	-	100,000,000
Class FFFFF	-	100,000,000
Class GGGGG	-	100,000,000
Class HHHHH	-	100,000,000
Class IIIII	-	100,000,000
Class JJJJJ	-	100,000,000
Class KKKKK	-	300,000,000
Class LLLLL	-	100,000,000
Class MMMMM	-	100,000,000
Class NNNNN	-	100,000,000
Class OOOOO	-	100,000,000
Class PPPPP	-	100,000,000
Class QQQQQ	-	100,000,000
Class RRRRR	-	100,000,000
Class SSSSS	-	100,000,000
Class TTTTT	-	300,000,000

Class UUUUU	-	100,000,000
Class VVVVV	-	100,000,000
Class WWWWW	-	100,000,000
Class XXXXX	-	100,000,000
Class YYYYY	-	100,000,000
Class ZZZZZ	-	100,000,000

Class AAAAAA	-	100,000,000
Class BBBBBB	-	100,000,000
Class CCCCCC	-	100,000,000
Class DDDDDD	-	100,000,000
Class EEEEEE	-	100,000,000
Class FFFFFF	-	100,000,000
Class GGGGGG	-	100,000,000
Class HHHHHH	-	100,000,000
Class IIIIII	-	100,000,000
Class JJJJJJ	-	100,000,000
Class KKKKKK	-	100,000,000
Class LLLLLL	-	100,000,000
Class MMMMMM	-	100,000,000
Class NNNNNN	-	100,000,000
Class OOOOOO	-	100,000,000
Class PPPPPP	-	100,000,000
Class QQQQQQ	-	100,000,000
Class RRRRRR	-	100,000,000
Class SSSSSS	-	100,000,000
Class TTTTTT	-	100,000,000
Class UUUUUU	-	100,000,000
Class VVVVVV	-	100,000,000
Class WWWWWW	-	100,000,000
Class XXXXXX	-	100,000,000
Class YYYYYY	-	100,000,000
Class ZZZZZZ	-	100,000,000

Class AAAAAAA	-	100,000,000
Class BBBBBBB	-	100,000,000
Class CCCCCCC	-	100,000,000
Class DDDDDDD	-	100,000,000
Class EEEEEEE	-	100,000,000
Class FFFFFFF	-	100,000,000
Class GGGGGGG	-	100,000,000
Class HHHHHHH	-	100,000,000
Class IIIIIII	-	100,000,000
Class JJJJJJJ	-	100,000,000
Class KKKKKKK	-	100,000,000
Class LLLLLLL	-	100,000,000
Class MMMMMMM	-	100,000,000
Class NNNNNNN	-	100,000,000
Class OOOOOOO	-	100,000,000

Class PPPPPPP	-	100,000,000
Class QQQQQQQ	-	100,000,000
Class RRRRRRR	-	100,000,000
Class SSSSSSS	-	100,000,000
Class TTTTTTT	-	100,000,000
Class UUUUUUU	-	100,000,000
Class VVVVVVV	-	100,000,000
Class WWWWWWW	-	100,000,000
Class XXXXXXX	-	100,000,000
Class YYYYYYY	-	100,000,000
Class ZZZZZZZ	-	100,000,000

Class AAAAAAAA	-	100,000,000
Class BBBBBBBB	-	100,000,000

Class Select	-	700,000,000
Class Beta 2	-	1,000,000
Class Beta 3	-	1,000,000
Class Beta 4	-	1,000,000
Class Principal Money	-	700,000,000
Class Gamma 2	-	1,000,000
Class Gamma 3	-	1,000,000
Class Gamma 4	-	1,000,000

Class Bear Stearns
Money	-	2,500,000,000
Class Bear Stearns
Municipal Money	-	1,500,000,000
Class Bear Stearns
Government Money	-	1,000,000,000

Class Delta 4	-	1,000,000
Class Epsilon 1	-	1,000,000
Class Epsilon 2	-	1,000,000
Class Epsilon 3	-	1,000,000
Class Epsilon 4	-	1,000,000
Class Zeta 1	-	1,000,000
Class Zeta 2	-	1,000,000
Class Zeta 3	-	1,000,000
Class Zeta 4	-	1,000,000
Class Eta 1	-	1,000,000
Class Eta 2	-	1,000,000
Class Eta 3	-	1,000,000
Class Eta 4	-	1,000,000
Class Theta 1	-	1,000,000
Class Theta 2	-	1,000,000
Class Theta 3	-	1,000,000
Class Theta 4	-	1,000,000

for a total of 90,023,000,000 shares classified into separate classes of Common Stock.

FIFTH: These Articles Supplementary shall become effective on August 4, 2022.

SIXTH: The Board of Directors has authorized the Treasurer and Secretary of the Corporation to execute these Articles Supplementary on behalf of the Corporation.

SEVENTH: The undersigned Treasurer and Secretary of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Treasurer and Secretary acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, The RBB Fund, Inc. has caused these presents to be signed in its name and on its behalf by its Treasurer and Secretary and attested by its Assistant Secretary on the 4th day of August, 2022.

ATTEST:	THE RBB FUND, INC.

/s/ Jillian L. Bosmann	By:	/s/ James G. Shaw
Jillian L. Bosmann		James G. Shaw
Assistant Secretary		Treasurer and Secretary